Exhibit 8

HAWKER RESOURCES INC.
PROXY

Solicited by the Management of Hawker Resources Inc.
for the Annual and Special Meeting of Shareholders to be held on April 28, 2004

The undersigned, being a holder of common shares of Hawker Resources Inc. (the “Corporation”), hereby appoints David A. Tuer or, failing him, Ronald P. Mathison or, instead of either of the foregoing,                               , as proxyholder, with power of substitution, to attend, to act and to vote for and on behalf of the undersigned at the annual and special meeting of the shareholders of the Corporation (the “Meeting”), which is to be held at 10:00 a.m. (Calgary time) on April 28, 2004, at First Canadian Centre Conference Centre, 350 – 7th Avenue S.W., Calgary, Alberta, and at any adjournment thereof and on every poll that may take place thereat, in the same manner, to the same extent and with the same power as if the undersigned were present at the Meeting, and without restricting the general authorization and power hereby conferred, the designee named above is specifically instructed to vote the common shares to which this proxy relates as follows:

1.	FOR ☐ or WITHHOLD FROM VOTING FOR ☐ the election of directors, as set forth in the Information Circular relating to the Meeting dated March 5, 2004 (the “Information Circular”);

2.	FOR ☐ or AGAINST ☐ a resolution approving future private placements of up to 50% of the issued and outstanding common shares of the Corporation, at any time until the next annual meeting of shareholders, subject to the policies of the Toronto Stock Exchange;

3.	FOR ☐ or AGAINST ☐ a resolution approving amendments to the Corporation’s stock option plan to provide for a cash payment feature and to increase the maximum number of common shares issuable thereunder from 1,181,513 to 2,981,513;

4.	FOR ☐ or AGAINST ☐ a special resolution approving the reclassification of the Corporation’s class A common shares into common shares;

5.	FOR ☐ or WITHHOLD FROM VOTING FOR ☐ the appointment of Ernst & Young LLP, Chartered Accountants, to serve as auditors of the Corporation for the ensuing year, at such remuneration as may be determined by the board of directors;

6.	on any other matters that may properly come before the Meeting in such manner as the proxyholder may see fit.

The undersigned instructs the person herein designated as proxyholder to act on the above matters as directed. In the absence of any such direction the common shares will be voted for: (i) the election of directors; (ii) the approval of future private placements of up to 50% of the issued and outstanding common shares of the Corporation at any time until the next annual meeting of shareholders; (iii) the approval of the amendments to the Corporation’s Stock Option Plan; (iv) the approval of the reclassification of the class A common shares; and (v) the appointment of auditors, at such remuneration as may be determined by the directors. The undersigned hereby confers on the proxyholder discretionary authority with respect to amendments to or variations of the matters outlined above and with respect to matters other than those listed in the accompanying notice of meeting that may properly be brought before the Meeting. The undersigned hereby revokes any proxy previously given for the purposes of the Meeting in respect of common shares held by the undersigned.

Dated this day of , 2004.

Signature of Shareholder

Please Print Name

Number of Shares Held

Notes:

1.	A shareholder has the right to appoint a person (who need not be a shareholder of the Corporation) other than David A. Tuer or Ronald P. Mathison to attend and act on behalf of such shareholder at the Meeting or any adjournment thereof. To exercise this right the shareholder must: (i) insert the name of the other person in the blank space provided above; or (ii) complete another appropriate form of proxy.

2.	In order for this proxy to be valid, it must be deposited at the offices of Computershare Trust Company of Canada, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1 Attention: Proxy Department, at least forty-eight (48) hours (excluding Saturdays, Sundays and holidays) before the time of the Meeting or any adjournment thereof.

3.	This proxy must be dated and signed by the shareholder or his duly authorized attorney or, if the shareholder is a corporation, by a duly authorized officer. If this proxy is not dated, it will be deemed to bear the date on which the Information Circular was distributed by the Corporation to the shareholders.